UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Corcept Therapeutics Incorporated

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Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Notice of Annual Meeting of Stockholders

To Be Held on June 23, 2010

Dear Stockholder:

The Annual Meeting of Stockholders of Corcept Therapeutics, or the Company, will be held on Wednesday, June 23, 2010 at 10:00 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect seven directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are qualified and elected.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 30, 2010 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

By Order Of the Board of Directors,

/s/ Robert L. Roe, M.D
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 14, 2010

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 23, 2010

Our 2010 Proxy Materials are available at www.corcept.com/proxymaterials/2010.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

650-327-3270

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by our Board of Directors, or Board, for use at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated, or Company, to be held on June 23, 2010 at 10:00 a.m. local time, at our headquarters located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof, or the Annual Meeting. This proxy statement and accompanying proxy card are being first mailed to stockholders on or about May 21, 2010.

Who Can Vote

Only holders of our common stock as of the close of business on April 30, 2010, or Record Date, are entitled to vote at the Annual Meeting. Stockholders who hold shares of our common stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.

Shares Outstanding and Quorum

As of the Record Date, there were 67,031,362 shares of common stock outstanding. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Voting Rights

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxies we receive which are properly voted, whether by signed proxy card, by telephonic or internet voting, that have not been revoked will be voted in accordance with the instructions contained in the proxy. If a proxy is received which does not specify a vote or an abstention, the shares represented by that proxy will be voted for the nominees to the Board listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Votes Required to Approve Each Proposal

Under Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, if a quorum exists at the Annual Meeting, (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board and (b) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee. Broker non-votes will not have any effect on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 because approval of the proposal is based solely on the number of shares entitled to vote. Abstentions will have the same effect as votes cast against either of these proposals.

Revocability of Proxies

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of our Company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Solicitation of Proxies

The proxy card accompanying this Proxy Statement is solicited by the Board. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. We, if requested, will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

Householding of Proxy Materials

Householding is a procedure approved by the Securities and Exchange Commission, or the SEC, under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement from a company, single bank, broker or other intermediary, unless one or more of these stockholders notifies us, the bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, we do not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.

If you hold shares in street name, your bank, broker or other intermediary may be delivering only one copy of our Proxy Statement to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary directly in order to receive a separate set of our proxy materials.

NOMINEES TO BOARD OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors, each to serve for a one-year term until the annual meeting of stockholders in 2011 and until their successors are qualified and elected.

The name, age as of April 30, 2010 and principal occupation of each person nominated for election to the Board, all of whom currently serve as our directors, are set forth below:

Name	Age	Occupation
James N. Wilson	66	Chairman of the Board of our Company
Joseph K. Belanoff, M.D.	52	Chief Executive Officer of our Company
G. Leonard Baker, Jr.	67	Venture Capitalist
Joseph C. Cook, Jr.	68	Executive/Investor
Patrick G. Enright	48	Venture Capitalist
James A. Harper	62	Retired Pharmaceutical Executive
David L. Mahoney	55	Private Equity Investor

James N. Wilson has served as a director and as Chairman of the Board since 1999. In addition, since 2005, Mr. Wilson has been the Chairman of the Board of NuGEN Technologies, Inc., a provider of systems for genomic analysis. From 2002 to 2009, he served as a director of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, and from 1996 to 2001 Mr. Wilson was Chairman of the Board of Amira Medical, Inc., which was acquired by Hoffmann-La Roche A.G. From 1991 to 1994, he was Chief Operating Officer of Syntex Corporation, which was acquired by Roche Holding, Ltd. From 1989 to 1990, Mr. Wilson was Chairman and Chief Executive Officer of Neurex Corporation, which was acquired by Elan Corporation plc, and from 1982 to 1988, Mr. Wilson was Chief Executive Officer of LifeScan, Inc., which was acquired by Johnson & Johnson Company. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona. Mr. Wilson brings to the Board of Directors extensive experience in the biotechnology industry, evidenced by nearly 30 years of representing biotechnology companies as a director or officer.

Joseph K. Belanoff, M.D. is a co-founder and has served as a member of the Board and as our Chief Executive Officer since 1999. Dr. Belanoff is currently a clinical faculty member and has held various positions in the Department of Psychiatry and Behavioral Sciences at Stanford University since 1992. From 1997 to 2001, he served as the Director of Psychopharmacology at the outpatient division of the Palo Alto Veterans Affairs Hospital. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons. As our Chief Executive Officer, Dr. Belanoff brings expertise and knowledge regarding our business and operations to our Board of Directors. Dr. Belanoff also has expertise in clinical medicine and psychopharmacology.

G. Leonard Baker, Jr. has served as a member of the Board of Directors since 1999. Since 1973, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm. Mr. Baker currently serves on the boards of a number of private companies. Mr. Baker received his B.A. from Yale University and his M.B.A. from Stanford University. Mr. Baker has broad experience in advising companies, including expertise in capital raising, strategic transactions and operations.

Joseph C. Cook, Jr. has served as a member of the Board of Directors since 2002. Mr. Cook is a founder and currently serves as Chairman of the Board of Ironwood Pharmaceuticals, a publicly traded biotechnology company. Mr. Cook is a principal and co-founder of Mountain Group Capital, LLC, a private investment company, and a principal and founder of The Limestone Fund, a recipient of the State of Tennessee TNInvestco award. He is a founder and serves as chairman of the board of Clinical Products, a private company marketing a medical food for people with diabetes. Mr. Cook served as chairman of Amylin Pharmaceuticals, Inc. from 1998 to 2009 and was chief executive officer from 1998 to 2003. He spent 28 years at Eli Lilly and Co., retiring from

Lilly in 1993 as a Group Vice-President. In 2009, Mr. Cook received the Pinnacle Award for Life Science Leadership from the Rady School of Management at the University of California at San Diego. In 1999, Mr. Cook also received from the University of Tennessee, The Nathan W. Dougherty Award for Distinguished Service in the Engineering Profession. Mr. Cook received a Bachelor’s Degree in Engineering from the University of Tennessee in 1965. Mr. Cook brings to our Board of Directors extensive experience in the pharmaceutical industry.

Patrick G. Enright has served as a member of the Board of Directors since April 2008. He is a founder of Longitude Capital Management Co., LLC, a venture capital firm focused on investments in biotechnology and has served as its Managing Director since 2006. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member responsible for the Delta Opportunity Fund, where he invested in privately-held and publicly-traded biotechnology companies, such as SUGEN, Inc. and Cephalon, Inc. Mr. Enright began his investment career at PaineWebber Development Corporation, a direct investment group focused primarily on biotechnology companies. Mr. Enright also has significant life sciences operations experience. He was CFO and Senior Vice President Business Development of Valentis, Inc. (now Urigen Pharmaceuticals, Inc.) and Senior Vice President Finance and Business Development of Boehringer Mannheim Pharmaceuticals (now Hoffmann-La Roche). Mr. Enright began his life sciences career 24 years ago at Sandoz (now Novartis). He currently serves on the boards of Corcept and a number of privately-held companies. Mr. Enright has served within the last five years on the Board of Directors of Infacare Pharmaceuticals, Xanodyne Pharmaceuticals, Jazz Pharamceuticals, Threshold Pharmaceuticals, Sequenom and Valentis. Mr. Enright holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.S. in Biological Sciences from Stanford University. Mr. Enright has extensive knowledge of finance and experience in the biotechnology industry.

James A. Harper has served as a member of the Board of Directors since October 2004. Mr. Harper held various positions with Eli Lilly, from which he retired in 2004. Mr. Harper served as Group Vice President and Chief Marketing Officer from 2001 to 2004 and as President, Diabetes and Growth Disorders Business Unit / Product Group from 1994 to 2001. He was a Vice President, Global Pharmaceutical Marketing, from 1993 to 1994 and was President and CEO, Advanced Cardiovascular Systems, Inc. from 1991 to 1993. Mr. Harper also serves on the Board of Directors of Zymogenetics, Inc., including membership on the Audit and Compensation Committees, and the Board of Directors of Phenomix Corporation, where he serves as the Chairman of the Board and a member of the Compensation Committee. Zymogentetics, Inc. and Phenomix Corporation are both biotechnology companies. Mr. Harper served on the Board of Directors of Anesiva, Inc., a biotechnology company, from 2007 through 2008, including as a member of the Compensation Committee. He is also an advisor for Nomura Phase4 Ventures. Mr. Harper received his B.A. from Vanderbilt University and his M.B.A. from The Wharton School of Business. He has spent over 30 years in the pharmaceutical and healthcare industries and expertise in marketing.

David L. Mahoney is a private equity investor who has served as a member of the Board since July 2004. From 1999 to 2001, Mr. Mahoney served as co-CEO of McKesson HBOC, Inc., a healthcare supply management and information technology company and as CEO of iMcKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company where he worked from 1981 to 1990. He also serves on the Board of Directors of Symantec Corporation, Adamas Pharmaceuticals, San Francisco Museum of Modern Art, Mercy Corps and NCPB, Inc., a public television and radio operator. Mr. Mahoney served on the Board of Directors of Tercica, Inc., a pharmaceutical company, from 2004 through 2008, including as a member of the Audit and Compensation committees. Tercica was acquired by the Ipsen Group in 2008. Mr. Mahoney received his B.A. from Princeton University and his M.B.A. from Harvard University. Mr. Mahoney brings to our Board of Directors extensive experience in pharmaceutical distribution and in operating and advising technology companies.

There are no family relationships among any of our directors or executive officers.

DIRECTOR NOMINATION

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Joseph C. Cook, Jr. (Chairman) and James N. Wilson. The Nominating and Corporate Governance Committee did not meet during 2009. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board, recommending to the independent members of the Board nominees for election as our directors and providing oversight with respect to corporate governance and ethical conduct. The Board has determined that Mr. Cook is an “independent director” for NASDAQ purposes. Although Mr. Wilson is our employee and therefore not an “independent director” for NASDAQ purposes, our director nomination process meets applicable NASDAQ requirements because our director nominees are selected by the independent members of the Board. The Nominating and Corporate Governance Committee has a written charter, a copy of which is available on our website at www.corcept.com.

The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

Board Membership Criteria.    The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of the Board. Nominees for director are selected on the basis of depth and breadth of experience, knowledge, integrity, ability to make independent analytical inquiries, understanding of our business environment, the willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. In addition, the Nominating and Corporate Governance Committee seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the Audit Committee and Compensation Committee are each composed entirely of independent directors, and that members of the Audit Committee possess such accounting and financial expertise as the Nasdaq Stock Market requires.

Stockholders Proposals for Nominees.    The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of our Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in our Amended and Restated Bylaws and under the caption, “Stockholder Proposals” below.

Process for Identifying and Evaluating Nominees.    The Nominating and Corporate Governance Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. In addition, we have agreed to take all necessary steps to have one designee of Longitude Venture Partners, L.P., one of our significant stockholders, nominated for election to our Board, subject to compliance with relevant Nasdaq Stock Market rules and regulations and approval of the nominee by the Nominating and Corporate Governance Committee. Candidates, including candidates proposed by Longitude Venture Partners, L.P., are evaluated by the Nominating and Corporate Governance Committee on the basis of the factors described above under “Board Membership Criteria.”

With respect to candidates for initial election to the Board, the Nominating and Corporate Governance Committee also reviews biographical information and qualifications and checks the candidates' references. Qualified candidates are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates meet, either in person or by telephone, with all members of the Nominating and Corporate Governance Committee and as many other members of the Board as practicable.

Using the input from interviews and other information obtained, the Nominating and Corporate Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the independent members of the Board that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the independent members of the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the independent members of the Board.

BOARD MEETINGS AND COMMITTEES

The Board met five times during 2009. In addition to the Nominating and Corporate Governance Committee, which is described above, the Board has standing Audit and Compensation Committees. The Audit Committee met four times and the Compensation Committee met twice. The Nominating and Corporate Governance Committee did not meet during 2009. Each member of the Board attended 75% or more of the total number of Board meetings and meetings of Board committees on which such Board member served.

We have a policy of encouraging all directors to attend the annual stockholder meetings. Seven of our directors attended the 2009 annual stockholder meeting.

Audit Committee.    The Audit Committee currently consists of David L. Mahoney (Chairman), Joseph C. Cook, Jr. and Patrick G. Enright. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that David L. Mahoney qualifies as an “Audit Committee financial expert” as defined by the rules of the SEC. The Board has determined that Mr. Enright is independent even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because Longitude Venture Partners, LP and its affiliates own in excess of 10% of our common stock. Among other things, the Board considered Mr. Enright’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of our company who would be ineligible to serve on the audit committee. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent public registered accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies and approving all professional services to be provided to us by our independent public registered accounting firm. The Audit Committee has a written charter, a copy of which is available on our website at www.corcept.com.

Compensation Committee.    The Compensation Committee currently consists of G. Leonard Baker, Jr. (Chairman), James A. Harper and David L. Mahoney. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers our benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee has a written charter, a copy of which is available on our website at www.corcept.com. Pursuant to the Compensation Committee’s charter, the Compensation Committee may delegate its authority and responsibilities as it deems proper to members of the Compensation Committee or to a subcommittee.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure.    In accordance with our Amended and Restated Bylaws, our Board appoints our officers, including our Chief Executive Officer. Our Board does not have a policy on whether the role of the Chairman of the Board and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected. However, our Board is committed to corporate governance practices and values independent board oversight as an essential component of strong corporate performance. For example, five of our seven directors qualify as independent according to the rules and regulations of NASDAQ. In February 2010, our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that the following current directors are “independent” under current Nasdaq rules:

G. Leonard Baker, Jr.

Joseph C. Cook, Jr.

Patrick G. Enright

James A. Harper

David L. Mahoney

Currently, we separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the Chairman of the Board provides guidance to the Chief Executive Officer and management and sets the agenda for board meetings and presides over meetings of the full Board. Mr. Belanoff, our Chief Executive Officer, is an employee of our company and is therefore not “independent” under the rules of Nasdaq Stock Market. Mr. Wilson, our Chairman of the Board, is an employee of our company and is therefore not “independent” under the rules of Nasdaq Stock Market. Our Board believes that the current board leadership structure is appropriate for our company and our stockholders at this time.

Risk Oversight.    The Board oversees our company’s risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the Board reviews our strategic plan at least annually, which includes an assessment of potential risks facing us. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. Our Audit Committee is responsible for overseeing management of our risks relating to accounting matters, financial reporting and SEC compliance. Our Compensation Committee is responsible for overseeing the management of risks relating to our company’s executive compensation plans and arrangements. In addition, in setting compensation, the Compensation Committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with our company’s business strategy. Our Nominating and Corporate Governance Committee is responsible for overseeing management of our risks associated with the independence of our Board and potential conflicts of interest. Each committee regularly reports to the full board of directors.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of our Board by writing to them c/o Secretary, Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer and our principal financial officer, a copy of which is available on our website at www.corcept.com. We will also deliver a copy of our code of ethics to any stockholder, without charge, upon written request to Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Secretary, or upon oral request by calling (650) 327-3270.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are G. Leonard Baker, Jr., James A. Harper and David L. Mahoney. None of the members of our Compensation Committee is currently, or has been, an officer or employee of our company. No interlocking relationship exists, or in the past year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of April 30, 2010 and certain other information about them are set forth below:

Name	Age	Position
Joseph K. Belanoff, M.D.	52	Chief Executive Officer and Director
Robert L. Roe, M.D.	69	President and Secretary
Caroline M. Loewy	44	Chief Financial Officer
Anne M. LeDoux	62	Vice President, Controller and Chief Accounting Officer

Joseph K. Belanoff, M.D. Biographical information regarding Dr. Belanoff is set forth under “Nominees to Board of Directors.”

Robert L. Roe, M.D. joined our company as President in October 2001. Dr. Roe has spent more than 30 years in the pharmaceutical and biotechnology industries. From 1999 to 2001, he served as President and Chief Executive Officer of Allergenics, Inc. From 1996 to 1999, he was Executive Vice President, Chief Operating Officer and a director of Cytel Corporation. From 1995 to 1996, he was Executive Vice President, Chief

Operating Officer and a director of Chugai Biopharmaceuticals, Inc. From 1992 to 1995, Dr. Roe served as President of the Development Research Division and Senior Vice President of Syntex Corporation. Dr. Roe received his B.A. from Stanford University and his M.D. from the University of California, San Francisco.

Caroline M. Loewy joined our company as Chief Financial Officer in November 2008. From 2006-2008, Ms. Loewy served as Chief Financial Officer of Poniard Pharmaceuticals, a publicly traded biopharmaceutical company. From 2004-2006 she acted as an independent consultant to a variety of biopharmaceutical companies advising on corporate strategy, business development, and financing. Ms. Loewy spent 14 years in equity research and corporate finance. From 2000-2004 she was an Executive Director in biotechnology equity research at Morgan Stanley, providing fundamental analysis and recommendations to investors, as well as strategic advisory services to corporate clients. She was also a Managing Director in biotechnology equity research at Prudential Securities and held positions in corporate finance at BankAmerica. Ms. Loewy holds a BA degree from the University of California, Berkeley, and an MBA/MS degree from Carnegie Mellon University.

Anne M. LeDoux joined our company as Controller in 2004 and was promoted to the position of Vice President, Controller and Chief Accounting Officer in April 2007. Ms. LeDoux has over 15 years of financial and accounting management experience with public pharmaceutical and biotechnology companies. Prior to joining our company in 2004, Ms. LeDoux served in various financial positions at Aviron, Roche Biosciences and Syntex Corporation. She was also Vice President and Chief Financial Officer at the Northern California Health Center and Vice President, Finance for the Children’s Hospital of San Francisco. Ms. LeDoux is a Certified Public Accountant and has over 13 years of experience in public accounting, primarily at Coopers and Lybrand. Ms. LeDoux received her Bachelor of Arts degree in Business from the University of Massachusetts and a law degree from Western New England College, School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 21, 2010 or earlier date for information based on filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) our directors, (c) our Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this proxy statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable. Percentage of ownership is based on 67,031,362 shares of common stock outstanding as of April 21, 2010. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of April 21, 2010 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned

5% Stockholders

Longitude Venture Partners, LP and affiliated entities and individuals(3)	15,012,908	21.4%

Sutter Hill Ventures and affiliated entities and individuals(4)	13,618,891	19.8%

Alta Partners, II, Inc. and affiliated entity(5)	6,316,212	9.3%

Federated Funds(6)	4,755,247	7.0%

Ingalls & Snyder, LLC and affiliated entities and individuals(7)	5,362,371	7.9%

Directors and Named Executive Officers

Patrick G. Enright(3)	15,012,908	21.4%

G. Leonard Baker, Jr.(8)	9,472,846	13.9%

Joseph K. Belanoff(9)	3,701,725	5.4%

Joseph C. Cook, Jr.(10)	3,481,521	5.2%

James N. Wilson(11)	3,286,652	4.9%

David L. Mahoney(12)	1,412,852	2.1%

Robert L. Roe(13)	1,021,409	1.5%

Caroline M. Loewy(14)	300,009	*

Anne M. LeDoux(15)	209,442	*

James A. Harper(16)	187,400	*

All directors and executive officers as a group (10 persons)(17)	38,086,764	50.9%

*	Less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 21, 2010. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Includes (a) 11,670,770 shares held by Longitude Venture Partners, LP, and 3,091,479 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants, (b) 156,159 shares held by Longitude Capital Associates, L.P. and 26,583 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants and (c) 67,917 shares that may be acquired by

Patrick Enright within 60 days of April 21, 2010 pursuant to options. Juliet Tammenoms Bakker and Mr. Enright may be deemed to have shared voting and investment power over the shares held by Longitude Venture Partners, LP, and Longitude Capital Associates, L.P. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his or her pecuniary interest therein. The address for Longitude Capital is 800 El Camino Real, Suite 220, Menlo Park, California 94025. Mr. Enright is a member of our Board of Directors and a managing member of Longitude Capital Partners, LLC, the general partner of each of Longitude Venture Partners, LP, and Longitude Capital Associates, L.P.

(4)

Consists of: (a) 5,525,017 shares held by Sutter Hill Ventures, a California Limited Partnership, which is referred to as Sutter Hill Ventures, and 707,752 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants, (b) 29,273 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P., which is referred to as SHAI, (c) 74,113 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P., which is referred to as SHQP, (d) 205,439 shares of common stock held by G. Leonard Baker, Jr. (e) 1,180,231 shares held by Mr. Baker, as Trustee of The Baker Revocable Trust, and 228,765 shares that may be acquired by that trust within 60 days of April 21, 2010 pursuant to warrants, (f) 839,059 shares held by Saunders Holdings, L.P. of which Mr. Baker is a general partner, and 115,015 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants, (g) 379,733 shares held by the Sutter Hill Ventures Profit Sharing Plan, for the benefit of Mr. Baker, and 98,449 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant, (h) 90,000 shares that may be acquired by Mr. Baker within 60 days of April 21, 2010 pursuant to options and (i) 3,663,260 shares held by individuals other than Mr. Baker who are affiliated with Sutter Hill Ventures or entities affiliated with such individuals, and 482,785 shares that may be acquired by such individuals and entities within 60 days of April 21, 2010 pursuant to warrants. Mr. Baker may be deemed to have shared voting and investment power with respect to the shares held by The Baker Revocable Trust and Saunders Holdings, L.P. Mr. Baker, Sutter Hill Ventures, SHAI and SHQP do not have any voting or investment power with respect to the shares held by individuals affiliated with Sutter Hill Ventures and entities affiliated with such individuals referenced under part (i) of this note. Mr. Baker, David L. Anderson, William H. Younger, Jr., Tench Coxe, Gregory P. Sands, James C. Gaither, James N. White, Jeffrey W. Bird, David E. Sweet, Andrew T. Sheehan and Michael L. Speiser, referred to collectively as the Sutter Hill Principals, may be deemed to have shared voting and investment power with respect to the shares held by Sutter Hill Ventures, SHAI and SHQP. As a result of the shared voting and investment powers referenced herein, Messrs. Baker, Anderson, Younger, Coxe, Sands, Gaither, White, Bird, Sweet, Sheehan and Speiser may each be deemed to beneficially own the shares held by Sutter Hill Ventures, SHAI and SHQP. Each of these individuals disclaims beneficial ownership of all holdings reflected herein, except to the extent of his individual pecuniary interest therein. The address for Sutter Hill Ventures and affiliates is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304. Mr. Baker, a member of our Board of Directors, is also a managing director of the general partner of Sutter Hill Ventures.

(5)

Consists of: (a) 5,484,063 shares held by Alta BioPharma Partners II, L.P., and 640,996 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants, and (b) 180,204 shares held by Alta Embarcadero BioPharma Partners II, LLC, and 10,949 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to warrants. Alta Partners II, Inc. provides investment advisory services to several venture capital funds including Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC. The managing directors of Alta BioPharma Partners II, L.P. and the managers of Alta Embarcadero BioPharma Partners II, LLC exercise sole voting and investment power with respect to shares owned by such funds. Certain principals of Alta Partners II, Inc. are managing directors of Alta BioPharma Management II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.), and managers of Alta Embarcadero BioPharma Partners II, LLC. As managing directors and managers of such entities, they may be deemed to share voting and investment power for the shares held by the funds. The principals of Alta Partners II, Inc., Farah Champsi, Jean Deleage, and Edward Penhoet, disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The address of Alta Partners II, Inc. is One Embarcadero Center, Suite 3700, San Francisco, California 94111.

(6)

Consists of (a) 3,075,523 shares beneficially held by Federated Kaufmann Fund, or FKF, and 797,358 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant, (b) 467,262 shares beneficially held by Federated Kaufmann Small Cap Fund, or FKSCF, and 121,142 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant, (c) 166,377 shares beneficially held by American Skandia Trust, Federated Aggressive Growth Portfolio, or ASTAG, and 43,135 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant and (d) 67,063 shares beneficially held by Federated Kaufmann Fund II, or FKFII, and 17,387 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant. Each of FKF and FKSCF is a portfolio of Federated Equity Funds, an investment company registered under the Investment Company Act of 1940, as amended, or Investment Company Act. American Skandia Trust, Federated Aggressive Growth Portfolio, or ASTAG, is a portfolio of Advanced Series Trust, an investment company registered under the Investment Company Act. ASTAG’s investment advisors are Prudential Investments LLC and AST Investment Services, Inc., which have delegated daily management of the fund’s assets to Federated Equity Management Company of Pennsylvania, or FEMCPA, as sub-advisor. Federated Kaufmann Fund II, or FKFII, is a portfolio of Federated Insurance Series, an investment company registered under the Investment Company Act. We refer to FKF, FKSCF, ASTAG and FKFII collectively as the Federated Funds. The parent holding company of the advisors of each Federated Fund is Federated Investors Inc., or FII. The advisor of each Federated Fund is FEMCPA, which has delegated daily management of the fund’s assets to Federated Global Investment Management Corp., or FGIMC, as subadvisor. In the case of ASTAG, FEMCPA as sub-advisor, has delegated daily management of the fund’s assets to FGIMIC as sub-sub-advisor. While the officers and directors of FEMCPA have dispositive power over the portfolio securities of each of the Federated Funds, they customarily delegate this dispositive power, and therefore the day-to-day dispositive decisions are made by the portfolio managers of each of Federated Funds. The portfolio managers disclaim any beneficial ownership of these securities. With respect to voting power, each of the Federated Funds has delegated the authority to vote proxies to FEMCPA. FEMCPA has established a Proxy Voting Committee to cast proxy votes on behalf of each of the Federated Funds in accordance with proxy voting policies and procedures approved by the applicable Federated Fund. Securities are held of record by Playback & Co., Boathorn & Co., Hare & Co. and Turnseal & Co. on behalf of FKF, FKSCF, ASTAG and FKFII, respectively. FKF, FKSCF and FKFII’s address is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. ASTAG’s address is Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

(7)

Consists of (a) 2,700,000 shares held by Ingalls & Snyder Value Partners, L.P., or Ingalls, and 700,000 shares that may be acquired by Ingalls within 60 days of April 21, 2010 pursuant to a warrant, (b) 98,313 shares held by Ingalls & Snyder LLC, (c) 1,350,000 shares held by Robert L. Gipson and 350,000 shares that may be acquired by Mr. Gipson within 60 days of April 21, 2010 pursuant to a warrant and (d) 130,281 shares held by Thomas O. Boucher, Jr. and 33,777 shares that may be acquired by Mr. Boucher within 60 days of April 21, 2010 pursuant to a warrant. Ingalls & Snyder LLC, the investment advisor of Ingalls, and Mr. Boucher, Mr. Gipson, and Adam Janovic, each a general partner of Ingalls, share investment power over the shares held by Ingalls. Messrs. Boucher, Gipson and Janovic share voting power over the shares held by Ingalls. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his individual pecuniary interest therein. The address for Ingalls & Snyder LLC is 61 Broadway, New York, New York 10006.

(8)	Mr. Baker’s holdings include all shares referenced in footnote (4) other than the shares and warrants referenced under part (i) of footnote (4).

(9)

Includes (a) 300,000 shares held as custodian for Julia E. Belanoff under the California Uniform Transfers to Minors Act over which Dr. Belanoff has voting control, (b) 300,000 shares held as custodian for Edward G. Belanoff and (c) 937,530 shares that may be acquired by Dr. Belanoff within 60 days of April 21, 2010 pursuant to options.

(10)

Consists of (a) 1,130,000 shares held by Farview Management, Co. L.P., a Texas limited partnership, and 14,402 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant, (b) 1,082,011 shares and 193,258 shares that may be acquired within 60 days of April 21, 2010 pursuant to warrants that are held jointly by Joseph C. Cook, Jr. and Judith Cook (c) 476,016 shares held by the Joseph C. Cook, Jr., IRA Rollover, or Cook IRA, and 86,839 shares that may be acquired by the Cook IRA within 60 days of April 21, 2010 pursuant to a warrant, (d) 350,000 shares held by the Judith E. and Joseph C. Cook, Jr. Foundation, Inc. and 13,995 shares that may be acquired by that entity within 60 days of April 21, 2010 pursuant to a warrant and (e) 135,000 shares that may be acquired by Mr. Cook within 60 days of April 21, 2010 pursuant to options. Mr. Cook and Judith E. Cook may be deemed to have shared voting and investment power over the shares held by the Cook Foundation. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his or her pecuniary interest therein. Mr. Cook and Judith E. Cook may be deemed to have shared voting and investment power over the shares held in joint name. Mr. Cook is a member of our Board of Directors.

(11)

Includes (a) 242,715 shares that may be acquired by Mr. Wilson within 60 days of April 21, 2010 pursuant to options, (b) 2,074,511 shares held by the James N. Wilson and Pamela D. Wilson Trust, (c) 951,774 shares held by the James and Pamela Wilson Family Partners and (d) 17,652 shares that may be acquired by the James and Pamela Wilson Family Partners within 60 days of April 21, 2010 pursuant to a warrant. Mr. Wilson has voting power over the shares held by the James N. Wilson and Pamela D. Wilson Trust and the James and Pamela Wilson Family Partners pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of all of such shares, except to the extent of his pecuniary interest therein.

(12)

Includes (a) 1,118,062 shares held by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust and 114,790 shares that may be acquired by the Trust within 60 days of April 21, 2010 pursuant to warrants and (b) 180,000 shares that may be acquired by Mr. Mahoney within 60 days of April 21, 2010 pursuant to options. Mr. Mahoney is a member of our Board of Directors.

(13)	Includes 872,519 shares that may be acquired by Mr. Roe within 60 days of April 21, 2010 pursuant to options.

(14)	Includes 300,009 shares that may be acquired by Ms. Loewy within 60 days of April 21, 2010 pursuant to options.

(15)	Includes 209,442 shares that may be acquired by Ms. LeDoux within 60 days of April 21, 2010 pursuant to options.

(16)

Includes (a) 25,000 shares held by the James A. Harper 2008 Annuity Trust over which Mr. Harper is Trustee and has voting power, (b) 25,000 shares held by the Zo P. Harper 2008 Annuity Trust over which Mr. Harper’s spouse, Zo P. Harper, is Trustee and has voting power and (c) 120,000 shares that may be acquired by Mr. Harper within 60 days of April 21, 2010 pursuant to options. Mr. Harper disclaims beneficial ownership of all of such shares, except to the extent of his pecuniary interest therein.

(17)	Total number of shares includes common stock held by directors, executive officers and entities affiliated with directors and executive officers. See footnotes 1 through 4 and 8 though 16 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a matter of policy, all related-party transactions between us and any of our officers, directors, or principal stockholders, are approved by our Audit Committee or a majority of the independent and disinterested members of our Board, are on terms no less favorable to us than could be obtained from unaffiliated third parties and are in connection with bona fide business purposes.

Paperboy Note Receivable. On February 6, 2009, we collected a note receivable of $6.0 million from Paperboy Ventures, LLC that had been issued in March 2008 in connection with a private placement of our common stock and warrants. The note was collected in full, including all accrued interest to that date and expenses associated with the note. Allen Andersson, the chairman of Paperboy Ventures, LLC, was a member of our Board from June 2007 to June 2009.

October 2009 Financing. On October 12, 2009, we entered into a definitive agreement with certain accredited investors for the private placement of 12,596,475 shares of our common stock and warrants to purchase 4,408,773 shares of our common stock, which we refer to as the October 2009 Financing. The securities were sold at a purchase price of $1.43 per unit, which consisted of one share of common stock and a warrant to purchase 0.35 shares of common stock. The warrants have a three-year term and an exercise price of $1.66 per share. The October 2009 Financing, which closed on October 16, 2009, generated net proceeds of approximately $17.3 million, after deducting costs of issuance.

Investors participating in the October 2009 Financing included funds managed by or investors affiliated with existing stockholders, Longitude Venture Partners, L.P., Sutter Hill Ventures and Alta Partners. The investors also included trusts and other entities related to members of our Board of Directors, including G. Leonard Baker, Jr., Joseph C. Cook, Patrick G. Enright, David L. Mahoney and Edward E. Penhoet, Ph.D., who was a member of our Board of Directors at the time of the October 2009 Financing. Mr. Enright is a managing member of Longitude Capital Partners, which is the general partner of Longitude Venture Partners, L.P. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Dr. Penhoet is a director of Alta Partners. The participation in the October 2009 Financing by these investors, to whom we refer collectively as the October 2009 Related Parties, are set forth in the table below:

Name of October 2009 Related Party	Number of Shares of Common Stock	Number of Shares Underlying Warrants	Aggregate Amount Invested
Longitude Ventures Partners, L.P. and affiliated entity(1)	2,447,553	856,644	$3,500,001
Sutter Hill Ventures, L.P. and affiliated entities(2)	1,883,556	659,245	$2,693,485
Joseph C. Cook, Jr.(3)	384,617	134,617	$550,002
Alta Biopharma Partners II, L.P. and affiliated entity(4)	349,651	122,378	$500,001
David L. Mahoney(5)	139,861	48,952	$200,001

(1)

Consists of (a) 2,399,459 shares of common stock and a warrant to purchase 839,811 shares of common stock purchased by Longitude Venture Partners, L.P. and (b) 48,094 shares of common stock and a warrant to purchase 16,833 shares of common stock purchased by Longitude Capital Associates. Patrick Enright, a member of our Board is a managing member of Longitude Capital Partners, the general partner of Longitude Venture Partners, L.P. and Longitude Capital Associates.

(2)

Consists of (a) 878,722 shares of common stock and a warrant to purchase 307,553 shares of common stock purchased by Sutter Hill Ventures, L.P., (b) 281,284 shares of common stock and a warrant to purchase 98,449 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO G. Leonard Baker, Jr., (c) 133,688 shares of common stock and a warrant to purchase 46,791 shares of common stock purchased by Saunders Holdings, L.P., (d) 202,479 shares of common stock and a warrant to purchase 70,867 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe, (e) 158,551 shares of common stock and a warrant to purchase 55,493 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr., (f) 149,432 shares of common stock and a warrant to purchase 52,301 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson, (g) 24,105 shares of common stock and a warrant to purchase 8,437 shares of common stock purchased by Gregory P. and Sarah J.D. Sands Trust under agreement dated 2/24/99, (h) 23,154 shares of common stock and a warrant to purchase 8,104 shares of common stock purchased by The White Family Trust U/A/D 4/3/97, (i) 20,850 shares of common stock and a warrant to purchase 7,298 shares of common stock purchased by Jeffrey W. and Christina R. Bird Trust under agreement dated 10/31/00, (j) 8,265 shares of common stock and a warrant to purchase 2,893 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover) and (k) 3,026 shares of common stock and a warrant to purchase 1,059 shares of common stock purchased by Sheehan 2003 Trust. G. Leonard Baker, Jr., a member of our Board, is a partner and managing director of Sutter Hill Ventures, L.P. and may be deemed to have beneficial ownership of the shares discussed in parts (a) through (c) of this footnote. See the discussion in “Security Ownership of Certain Beneficial Owners and Management” for a discussion regarding the beneficial ownership of the Sutter Hill Principals.

(3)

Consists of (a) 209,791 shares of common stock and a warrant to purchase 73,427 shares of common stock purchased by Joseph C. Cook Jr. and Judith Cook, as Tenants in Common, and (b) 174,826 shares of common stock and a warrant to purchase 61,190 shares of common stock purchased by the Joseph C. Cook, Jr. Rollover IRA. Joseph C. Cook, Jr., is a member of our Board.

(4)

Consists of (a) 337,245 shares of common stock and a warrant to purchase 118,036 shares of common stock purchased by Alta Biopharma Partners II, L.P. and (b) 12,406 shares of common stock and a warrant to purchase 4,342 shares of common stock purchased by Alta Embarcadero Biopharma Partners II, LLC. Edward E. Penhoet, Ph.D., who was a member of our Board at the time of the October 2009 Financing, is a director and a limited partner of Alta Biopharma Partners II, L.P. and a member of Alta Embarcadero Biopharma Partners II, LLC.

(5)	Consists of shares and warrants purchased by The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, of which David L. Mahoney, a member of our Board, is a trustee.

In connection with the October 2009 Financing, we entered into a Registration Rights Agreement, or the October 2009 Registration Rights Agreement, with the investors in the October 2009 Financing, including the October 2009 Related Parties. Pursuant to the October 2009 Registration Rights Agreement, we agreed to prepare and file a registration statement with the SEC to register the resale of the shares, the shares of common stock issuable upon exercise of the warrants and any shares of common stock issued as a dividend or other distribution with respect to the shares or shares underlying the warrants. This registration statement was filed on November 16, 2009 and declared effective by the SEC on January 26, 2010. We also agreed, among other things, to indemnify the selling stockholders under the registration statement, including the October 2009 Related Parties, from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling stockholder) incident to our obligations under the October 2009 Registration Rights Agreement.

Preemptive Rights.    In addition, in connection with the October 2009 Financing, we granted each investor preemptive rights to purchase its pro rata share of all common stock or common stock equivalents, that we may, from time to time, propose to sell and issue, other than certain excluded securities, commencing from and after October 16, 2009 until the unblinded data from our Phase 3 Cushing’s Syndrome trial is generally available to and known by the public.

Warrant Financing.    On April 21, 2010 certain existing investors who had participated in the October 2009 Financing, including the related parties below, which we refer to collectively as the Warrant Financing Related Parties, exercised the warrants they purchased in the October 2009 Financing. The exercise price of these warrants was $1.66 per share, resulting in gross proceeds to us of approximately $7.1 million. Conditioned on the investors’ agreement to exercise their existing warrants, on April 21, 2010, we entered into a definitive agreement with such investors to raise approximately $0.5 million in additional gross proceeds in a private placement through the sale of warrants to purchase an aggregate of approximately 4.3 million shares of the our common stock. The warrants were sold at $0.125 per share of common stock underlying these warrants. The warrants have a three-year term and a per share exercise price of $2.96. The closing of the Warrant Financing occurred on April 21, 2010.

In connection with the Warrant Financing, the Warrant Financing Related Parties purchased the shares of common stock and warrants at the aggregate purchase prices set forth below:

Name of Warrant Financing Related Party	Number of Shares of Common Stock Purchased Upon Exercise of Warrants	Number of Shares Underlying New Warrants	Aggregate Amount Invested
Longitude Ventures Partners, L.P. and affiliated entity(1)	856,644	856,644	$1,529,110
Sutter Hill Ventures, L.P. and affiliated entities(2)	659,245	659,245	$1,176,752
Joseph C. Cook, Jr.(3)	134,617	134,617	$240,291
David L. Mahoney(4)	48,952	48,952	$87,379

(1)

Consists of (a) 839,811 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 839,811 shares of common stock purchased by Longitude Venture Partners, L.P. and (b) 16,833 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 16,833 shares of common stock purchased by Longitude Capital Associates. Patrick Enright, a member of our Board is a managing member of Longitude Capital Partners, the general partner of Longitude Venture Partners, L.P. and Longitude Capital Associates.

(2)

Consists of (a) 307,553 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 307,553 shares of common stock purchased by Sutter Hill Ventures, L.P., (b) 98,449 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 98,449 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO G. Leonard Baker, Jr., (c) 46,791 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 46,791 shares of common stock purchased by Saunders Holdings, L.P., of which Mr. Baker is a general partner, (d) 70,867 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 70,867 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe, (e) 55,493 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 55,493 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr., (f) 52,301 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 52,301 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson, (g) 8,437 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 8,437 shares of common stock purchased by Gregory P. and Sarah J.D. Sands Trust under agreement dated 2/24/99, (h) 8,104 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 8,104 shares of common stock purchased by The White Family Trust U/A/D 4/3/97, (i) 7,298 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 7,298 shares of common stock purchased by Jeffrey W. and Christina R. Bird Trust under agreement dated 10/31/00, (j) 2,893 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 2,893 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover) and (k) 1,059 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 1,059 shares of common stock purchased by Sheehan 2003 Trust. G. Leonard Baker, Jr., a member of our Board, is a partner and managing director of Sutter Hill Ventures, L.P. and may be deemed to have beneficial ownership of the shares discussed in parts (a) through (c) of this footnote. See the discussion in “Security Ownership of Certain Beneficial Owners and Management” for a discussion regarding the beneficial ownership of the Sutter Hill Principals.

(3)

Consists of (a) 73,427 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 73,427 shares of common stock purchased by Joseph C. Cook Jr. and Judith Cook, as Tenants in Common, and (b) 61,190 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 61,190 shares of common stock purchased by the Joseph C. Cook, Jr. IRA, each of which are affiliated with Joseph C. Cook, Jr., a member of our Board.

(4)

Consists of 48,952 shares of common stock issued upon the exercise of a warrant and a warrant to purchase 48,952 shares of common stock purchased by The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, of which David L. Mahoney, a member of our Board, is a trustee.

On April 21, 2010, we also entered into a Registration Rights Agreement, with the purchasers in the Warrant Financing pursuant to which we agreed to prepare and file a registration statement with the SEC on or prior to May 31, 2010 for purposes of registering the resale of the shares underlying the warrants and any shares of common stock issued as a dividend or other distribution with respect to the such shares. We agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 90 days after the closing of the Transactions (105 days in the event the registration statement is reviewed by the SEC). We also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling holder) incident to our obligations under the Registration Rights Agreement.

March 2008 Financing. On March 25, 2008, we closed the sale of shares of our common stock and warrants to purchase shares of our common stock to certain accredited investors, including the related parties below, which we refer to collectively as the March 2008 Related Parties, in a private placement, which we refer to as the March 2008 Financing, generating gross proceeds of approximately $25.3 million, after collection of the note receivable issued by Paperboy Ventures LLC related to this financing of $6.0 million. The securities were sold at a purchase price of $2.77 per share of common stock and $0.125 per warrant. The warrants have a three-year term and an exercise price of $2.77 per share.

In connection with the March 2008 Financing, the March 2008 Related Parties purchased the shares of common stock and warrants at the aggregate purchase prices set forth below:

Name of March 2008 Related Party	Number of Shares of Common Stock	Number of Shares Underlying Warrants	Aggregate Purchase Price
Longitude Ventures Partners, L.P.(1)	3,530,450	1,765,225	$10,000,000
Paperboy Ventures, LLC(2)	2,118,270	1,059,135	$6,000,000
Sutter Hill Ventures, L.P. and affiliated entities(3)	1,581,311	790,653	$4,479,063
Alta Biopharma Partners II, L.P. and affiliated entity(4)	1,059,135	529,567	$3,000,000
Joseph C. Cook, Jr.(5)	176,522	88,261	$500,000
David L. Mahoney(6)	70,609	35,304	$200,000
James N. Wilson(7)	35,304	17,652	$100,000

(1)	Patrick Enright, a member of our Board is a managing member of the Longitude Capital Partners, the general partner of Longitude Venture Partners, L.P.

(2)

Allen Andersson, a member of our Board at the time of the March 2008 Financing, is the chairman and sole voting member of Paperboy Ventures, LLC. The majority of the securities purchased in this transaction by Paperboy Ventures, LLC have been sold on the open market as of April 21, 2010.

(3)

Consists of (a) 693,118 shares of common stock and a warrant to purchase 346,559 shares of common stock purchased by Sutter Hill Ventures, L.P., (b) 335,393 shares of common stock and a warrant to purchase 167,696 shares of common stock purchased by Mr. Baker, as Trustee of The Baker Revocable Trust., (c) 105,914 shares of common stock and a warrant to purchase 52,957 shares of common stock purchased by Saunders Holdings, L.P., of which Mr. Baker is a general partner, (d) 147,743 shares of common stock and a warrant to purchase 73,871 shares of common stock purchased by Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust under agreement dated 4/23/98, (e) 115,691 shares of common stock and a warrant to purchase 57,845 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr., (f) 109,036 shares of common stock and a warrant to purchase 54,518 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson, (g) 17,940 shares of common stock and a warrant to purchase 8,970 shares of common stock purchased by Gregory P. and Sarah J.D. Sands Trust under agreement dated 2/24/99, (h) 17,574 shares of common stock and a warrant to purchase 8,787 shares of common stock purchased by Tallac Partners, L.P., of which James C. Gaither is a general partner, (i) 17,233 shares of common stock and a warrant to purchase 8,616 shares of common stock purchased by The White Family Trust under agreement dated 4/3/97, (j) 15,518 shares of common stock and a warrant to purchase 7,759 shares of common stock purchased by Jeffrey W. and Christina R. Bird Trust under agreement dated 10/31/00 and (k) 6,151 shares of common stock and a warrant to purchase 3,075 shares of common stock purchased by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover). G. Leonard Baker, Jr., a member of our Board, is a partner and managing director of Sutter Hill Ventures, L.P. and may be deemed to have beneficial ownership of the shares discussed in parts (a) through (c) of this footnote. See the discussion in “Security Ownership of Certain Beneficial Owners and Management” for a discussion regarding the beneficial ownership of the Sutter Hill Principals.

(4)

Consists of (a) 1,045,921 shares of common stock and a warrant to purchase 522,960 shares of common stock purchased by Alta Biopharma Partners II, L.P. and (b) 13,214 shares of common stock and a warrant to purchase 6,607 shares of common stock purchased by Alta Embarcadero Biopharma Partners II, LLC. Alix Marduel, M.D, who was a member of our Board at the time of the March 2008 Financing, was a managing director of Alta Biopharma Partners II, L.P. and a manager of Alta Embarcadero Biopharma Partners II, LLC at the time of the March 2008 Financing.

(5)

Consists of shares and warrants purchased by The 2008 Cook Grantor Retained Annuity Trust, referred to as the Cook GRAT, of which Joseph C. Cook, Jr., a member of our Board, is the trustee. The holdings of the Cook GRAT were transferred to Joseph C. Cook, Jr., and Judith Cook as tenants in common in April 2009.

(6)	Consists of shares and warrants purchased by The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, of which David L. Mahoney, a member of our Board, is a trustee.

(7)

Consists of shares and warrants purchased by the James N. & Pamela Wilson Trust, or the Wilson Trust, of which James Wilson, a member of our Board, is the trustee. Immediately following issuance, the warrant purchased in this transaction by the Wilson Trust was assigned to the James and Pamela Wilson Family Partners.

Issuance of Shares of Common Stock in Settlement of Liquidated Damages.    In addition, on November 11, 2008, we entered into an Amendment to Registration Rights Agreement, or Amendment, which amended the Registration Rights Agreement, dated as of March 14, 2008, or Original Agreement, by and among us and the investors in the March 2008 Financing described above, which we refer to as the Holders. Pursuant to the Amendment, on November 11, 2008, we agreed to issue an aggregate of 883,155 shares of our common stock, valued at $1.45 per share (the closing market price of our common stock on the NASDAQ Capital Market on November 11, 2008) as full satisfaction for approximately $1.3 million in liquidated damages owed to the Holders under the Original Agreement. In settlement of the liquidated damages discussed above, the March 2008 Related Parties received shares of common stock as liquidated damages in the amounts and at the values set forth below:

Name of March 2008 Related Party	Number of Liquidated Damages Shares	Value
Longitude Ventures Partners, L.P.(1)	349,425	$506,667
Paperboy Ventures, LLC(2)	209,655	$304,000
Sutter Hill Ventures, L.P. and affiliated entities(3)	156,503	$226,939
Alta Biopharma Partners II, L.P. and affiliated entity(4)	104,826	$152,000
Joseph C. Cook, Jr.(5)	17,471	$25,333
David L. Mahoney(6)	6,988	$10,133
James N. Wilson(7)	3,494	$5,067

(1)	Patrick Enright, a member of our Board is a managing member of Longitude Capital Partners, the general partner of Longitude Venture Partners, L.P.

(2)

Allen Andersson, a member of our Board at the time of the liquidated damages issuance, is the chairman and sole voting member of Paperboy Ventures, LLC. The majority of the securities acquired in this transaction by Paperboy Ventures, LLC have been sold on the open market as of April 21, 2010.

(3)

(a) Consists of 68,601 shares of common stock issued to Sutter Hill Ventures, L.P., (b) 33,195 shares of common stock issued to The Baker Revocable Trust., (c) 10,482 shares of common stock issued to Saunders Holdings, L.P., (d) 14,622 shares of common stock issued to Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust under agreement dated 4/23/98, (e) 11,450 shares of common stock issued to Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr., (f) 10,791 shares of common stock issued to Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson, (g) 1,775 shares of common stock issued to Gregory P. and Sarah J.D. Sands Trust under agreement dated 2/24/99, (h) 1,739 shares of common stock issued to Tallac Partners, L.P., of which James C. Gaither is a general partner, (i) 1,705 shares of common stock issued to The White Family Trust under agreement dated 4/3/97, (j) 1,535 shares of common stock issued to Jeffrey W. and Christina R. Bird Trust under agreement dated 10/31/00 and (k) 608 shares of common stock issued to Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover). G. Leonard Baker, Jr., a member of our Board, is a partner and managing director of Sutter Hill Ventures, L.P. and may be deemed to have beneficial ownership of the shares discussed in parts (a) through (c) of this footnote. See the discussion in “Security Ownership of Certain Beneficial Owners and Management” for a discussion regarding the beneficial ownership of the Sutter Hill Principals.

(4)

Consists of (a) 103,519 shares of common stock issued to Alta Biopharma Partners II, L.P. and (b) 1,307 shares of common stock issued to Alta Embarcadero Biopharma Partners II, LLC. Edward E. Penhoet, Ph.D., who was a member of our Board at the time of the issuance of the liquidated damage shares in November 2008, is a director and a limited partner of Alta Biopharma Partners II, L.P. and a member of Alta Embarcadero Biopharma Partners II, LLC.

(5)

Consists of shares issued to The 2008 Cook Grantor Retained Annuity Trust, of which Joseph C. Cook, Jr., a member of our Board, is the trustee. The holdings of the Cook GRAT were transferred to Joseph C. Cook, Jr., and Judith Cook as tenants in common in April 2009.

(6)	Consists of shares issued to The David L. Mahoney and Winnifred C. Ellis 1998 Family Trust, of which David L. Mahoney, a member of our Board, is a trustee.

(7)	Consists of shares issued to the James N. & Pamela Wilson Trust, of which James Wilson, a member of our Board, is the trustee.

Dr. Roe Promissory Note.    We entered into an agreement with Robert L. Roe, M.D., our President, dated October 18, 2001, pursuant to which Dr. Roe received an option to purchase 250,000 shares of our common stock with an exercise price of $0.75 per share and a loan in the amount of $187,250, subject to interest rate of 6.5% and evidenced by a full-recourse promissory note to us to finance the exercise of the option. Through December 2009, Dr. Roe had repaid $99,705 of the principal of the loan plus accrued interest, leaving a total remaining balance of $87,545 plus accrued interest in the amount of $52,340 for a total combined balance of $139,885.

Severance and Change in Control Agreements.    During 2008, we entered into Amended and Restated Severance and Change in Control Agreements with each of our executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; Caroline M. Loewy, Chief Financial Officer, and Anne M. LeDoux, Chief Accounting Officer. The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive’s employment is terminated without cause or for good reason within 18 months following a change in control.

During 2008, we also entered into an Amended and Restated Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within eighteen months of a change in control all of his outstanding equity awards shall become fully vested.

Abbrah Engagement.    On May 23, 2008 the Board of Directors approved the engagement of Abbrah Publishing LLC, or Abbrah, a firm in which the son of James N. Wilson, our Chairman of the Board, is a principal, to assist us in the preparation and placement of materials to facilitate the recruitment of patients in its Cushing’s Syndrome trial, based on, among other things, the special qualifications of Abbrah and its willingness to accept performance-based compensation of its services. Compensation to Abbrah is based the number of patients actually enrolled in the study based on their materials. An initial payment was due upon patient enrollment, with an additional amount due if the patient completes the study. During the term of the agreement, the Company recorded expense of $42,000 as compensation to Abbrah in connection with these services assuming patient completion in the study. No additional amounts are expected to be incurred under this agreement.

Director Indemnification Agreements.    We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify its officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

See “Director Compensation” for a discussion of our director compensation policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during 2009, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

For Joseph K. Belanoff, M.D., our Chief Executive Officer, Robert L. Roe, M.D., our President, Caroline M. Loewy, our Chief Financial Officer, and Anne LeDoux, our Vice President and Controller (Chief Accounting Officer), our named executive officers, or NEOs, compensation is intended to be performance-based, with the exception of such NEOs’ base salary. The Compensation Committee believes that compensation paid to NEOs should be closely aligned with our performance on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior managerial talent;

•	Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Align officer and stockholder interests, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our company through stock options.

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of compensation opportunity will be directly related to our stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, we set goals designed to link each NEO’s compensation to our performance, such as the attainment of clinical goals and meeting agreed upon financial targets.

We provide a base salary to our executive officers. Additionally, consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs for our senior executive management team, comprised of the Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer. Such programs include stock options grants, designed to provide compensation opportunities if milestones that increase our value, such as positive results in clinical trials, are attained. Incentive-based programs provide compensation in the form of both cash and equity, to reward for both short-term and long-term performance. The Compensation Committee allocates total compensation between cash and equity compensation based on the Compensation Committee members’ knowledge of compensation practices in the biotechnology and specialty pharmaceutical industries. The balance between equity and cash compensation among members of the senior executive management team, all four of whom are NEOs, is evaluated annually to align the interests of management with stockholders through both short and long term incentives.

The Chairman of the Board and the members of the Compensation Committee are seasoned executives of, consultants to or venture capitalists with investments in the biotechnology and specialty pharmaceutical industry. Collectively they have served as board and compensation committee members of many public and privately held companies including Amylin Pharmaceuticals, Inc., NuGen Technologies, Inc., Neurex Corporation, Praecis Pharmaceuticals, Inc., Tercica, Inc. and Zymogenetics Inc. As a result of this extensive involvement in the compensation of executives in these and other companies, the Chairman of the Board and the members of the Compensation Committee collectively have developed a clear understanding and knowledge of the compensation structures that are necessary to attract, motivate and retain management talent.

Determination of Compensation

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to our executive officers for approval by the Board of Directors. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and specialty pharmaceutical industry, our executive compensation package consists of the following elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing performance throughout the year.

•	Periodic performance-based cash compensation: awards to recognize and reward achievement of performance goals.

•	Long-term performance-based equity incentive program: equity compensation to provide an incentive to the NEOs to manage us from the perspective of an owner with an equity stock in the business.

•	Severance and change in control benefits: remuneration paid to executives in the event of a change in control or involuntary employment termination.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers. Each NEO in turn, participates in an annual performance review with our Chief Executive Officer to provide input about their individual contributions to our success for the period being assessed. The overall performance of our senior executive management team is reviewed annually by the Compensation Committee.

We set base salary structures and any grants of stock options based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and specialty pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and compensation committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies.

Tax Considerations

A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consist only of non-employee directors.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Certain option grants made under our equity plans are intended to be structured so that any compensation deemed paid upon the exercise of those options is intended to qualify as performance-based compensation that is not subject to the $1,000,000 limitation.

Elements of Executive Compensation

BASE COMPENSATION

We pay base salaries to provide fixed compensation based on the Compensation Committee’s assessment of competitive market practices. Due to the Compensation Committee’s collective experience with similar companies in the biotechnology and specialty pharmaceutical industry, the Compensation Committee has intricate knowledge and understanding of what the industry demands in order to motivate and retain our executive officers. We provide each NEO with a base salary that was established by extensive negotiations with each NEO when such individual first joined us as an employee or was promoted to the position of executive officer. Base salaries have not changed in 2009 as compared to 2008 other than for annual merit adjustments of

3% per year that were approved by the Compensation Committee and applied equally to all employees. While base salaries are not considered by the Internal Revenue Service to constitute performance-based compensation, each year the Compensation Committee reviews the CEO’s base salary to determine if a change is appropriate based on Company performance, such as our progress on research and development programs. Similarly, the CEO reviews the base salary of the other NEOs and has the ability to propose a change in base salary based on performance to the Compensation Committee. Other than the annual merit increases that the Compensation Committee has approved, no formulaic base salary increases are provided to the NEOs.

PERFORMANCE-BASED COMPENSATION

Performance Goals and Periodic Performance-Based Cash Compensation

We structure our compensation programs to reward executive officers based on our performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. To date, we have not instituted an annual performance-based cash compensation or annual performance-based equity compensation program because the Compensation Committee believes that the compensation objective to ensure that executive officers’ compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders is achieved when milestone successes are met, such as meeting the predetermined endpoints in our clinical trials. The achievement of these milestones does not necessarily correspond with annual performance periods.

Performance-based cash compensation has been awarded in past years primarily to recognize the attainment of certain accomplishments of value enhancing milestones such as successful financing transactions and positive results in clinical trials. The Compensation Committee believes that performance-based compensation should be based on achievement of certain milestone successes, such as the attainment of predetermined end-points in our clinical trials, successful financing transactions and commencement of certain clinical trials. No bonuses were awarded to the NEOs for 2009.

Long-Term Performance-Based Equity Incentive Program

Our executive officers, along with all of our employees, are eligible to participate in our awarding of stock options under our 2004 Equity Incentive Plan. As discussed above, we believe, with our performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and stockholder gains while creating an incentive for sustained growth. We have, thus far, only used stock options as the long-term performance-based equity incentive vehicle because the Compensation Committee believes that stock options maximize executive officers’ incentive to increase our stock price and maximize stockholder value (i.e. there is no financial gain to an executive officer unless our stock price appreciates).

Equity compensation in the form of incentive or non-qualified stock options is awarded by the Compensation Committee from time to time. The size and the timing of each grant is based on a number of factors, including the executive officer’s salary, such executive officer’s contributions to the achievement of our financial and strategic objectives, the value of the stock option at the time of grant, the possible value of the option if we achieve our objectives and industry practices and norms from the collective knowledge of the Compensation Committee as seasoned executives of, consultants to, board and compensation members of, and venture capitalists with investments in similar companies in the industry. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. There is no set formula for the granting of stock options to individual executives and employees. Grants also may be made following a significant change in job responsibility or in recognition of a significant achievement.

Stock options granted to NEOs under the various stock plans generally have a four or five-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant. This provides a reasonable time frame in which to provide the executive officer with the possibility of price appreciation of our shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant.

During 2009, the Compensation Committee and Board of Directors approved the award of stock option grants to Joseph K. Belanoff, our CEO, Robert L. Roe, our President, and Anne M. LeDoux, our Vice President, Controller and Chief Accounting Officer. A portion of the vesting of the awards to Dr. Belanoff and Dr. Roe in the amounts of 500,000 shares and 200,000 shares, respectively, is subject to a performance-based condition under which these options will vest in their entirety upon the approval of the NDA for our Company’s first product by the FDA. The remainder of the option awards in the amounts of 500,000 shares, 200,000 shares and 125,000 shares granted respectively to Dr. Belanoff, Dr. Roe and Mrs. LeDoux vest monthly on a pro-rata basis over a four-year period from the date of grant.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We entered into Severance and Change in Control Agreements with each of our named executive officers to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control of our company and provide the business with a smooth transition in the event of a change in control. The terms of the agreements are identical. For a detailed description of the Severance and Change in Control Agreements, see “Potential Payments Upon Termination or Change in Control – Severance and Change in Control Agreements” below.

These severance and change in control arrangements are designed to retain these executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. These arrangements provide benefits to encourage the executives to continue to provide necessary or desirable service to us during a change in control and to ease the transition of the executives due to an unexpected employment termination by us due to changes in our employment needs.

OTHER ELEMENTS OF COMPENSATION AND PERQUISITES

401(k) Plan.    We have a Section 401(k) Savings/Retirement Plan, or 401(k) Plan, to cover our eligible employees and any designated affiliate. The 401(k) Plan permits our eligible employees to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make no matching contributions to the 401(k) Plan. Our employees are eligible to participate in the 401(k) Plan on the first day of the month coinciding with or immediately following the first day of employment.

Medical Insurance.    We, at our sole cost, provide to each eligible employee (including each NEO), and his or her spouse and children such health, dental and optical insurance as we may from time to time make available to our other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate our ability to attract and retain employees as we compete for talented individuals in the marketplace where such benefits are commonly offered.

Life and Disability Insurance.    We provide each eligible employee (including each NEO) such disability and/or life insurance as we in our sole discretion may from time to time make available to our other employees of the same level of employment. Such insurance programs are part of an overall broad-based total compensation program designed to facilitate our ability to attract and retain employees as we compete for talented individuals in the marketplace where such benefits are commonly offered.

POLICIES WITH RESPECT TO EQUITY COMPENSATION AWARDS

We grant all stock option awards based on the fair market value as of the date of grant. We do not have a policy of granting stock option awards at other than the fair market value. The exercise price for stock option grants is determined by looking at the fair market value of the last quoted price per share on the Nasdaq Capital Market on the date of grant. We do not have a policy and do not intend to have a policy or practice to select option grant dates for executive officers in coordination with the release of material non-public information.

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the years ended December 31, 2009, 2008 and 2007 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)		All Other Compensation ($)	Total ($)
Joseph K. Belanoff, M.D.,	2009	$440,272	—	$909,350	(2)		$1,349,622
Chief Executive Officer	2008	$427,448	—	—		—	$427,448
	2007	$411,008	$102,752	$1,130,000		—	$1,643,760

Caroline M. Loewy,	2009	$300,000	—	—		—	$300,000
Chief Financial Officer(3)	2008	$25,000	—	$616,000		—	$641,000

Robert L. Roe, M.D.,	2009	$405,745	—	$363,740	(2)	$1,800	$771,285
President	2008	$393,927	—	—		$900	$394,827
	2007	$378,776	$95,294	$791,000		$2,400	$1,267,470

Anne LeDoux,	2009	$214,240	—	$113,588			$327,828
Vice President and Controller	2008	$208,000	$20,800	—		—	$228,800
	2007	$191,777	$47,944	$141,250		—	$380,971
(Chief Accounting Officer)

(1)

Amounts shown do not reflect compensation actually received by the named executive officers or the actual value that may be recognized by the named executive officers with respect to these awards in the future. Instead, the amounts shown represent the grant date fair value of the awards as of the date of grant. The relevant assumptions used to calculate the value of the option awards are set forth under Part II – Item 8 – Financial Statements Notes 1 – the Notes to Financial Statements – Accounting Policies and Estimates – Stock-Based Compensation in our Annual Report on Form 10-K.

(2)

The stock option grants awarded to Joseph K. Belanoff, M.D. and Robert L. Roe, M.D., are each comprised of 2 parts. One-half of the shares of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) is a service-based award that vests pro rata over a four-year period at the rate of 2.0834% on the monthly anniversary of the date of grant, until fully vested. The remaining one-half of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) will vest in its entirety upon the occurrence of the approval of the NDA for our Company’s first product by the FDA. The grant date fair value for these performance grants are $455,000 for the 500,000 share performance award to Dr. Belanoff and $182,000 for the 200,000 share performance award to Dr. Roe.

(3)	Caroline Loewy joined our company in November 2008 as Chief Financial Officer.

GRANTS OF PLAN-BASED AWARDS DURING 2009

The following table summarizes the grants of stock and option awards we made to the named executive officers in 2009.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options(1) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold (#)	Target (#)		Maximum (#)
Joseph K. Belanoff, M.D.	3/26/09	—	500,000	(3)	—	500,000	(3)	$1.19	$909,350	(3)
Caroline M. Loewy	—	—	—		—	—		—	—
Robert L. Roe, M.D.	3/26/09	—	200,000	(3)	—	200,000	(3)	$1.19	$363,740	(3)
Anne LeDoux	3/26/09	—	—		—	125,000	(4)	$1.19	$113,588

(1)	The options were granted under our 2004 Equity Incentive Plan.

(2)

The value of the option award is based on the fair value as of the grant date of the award multiplied by the number of shares. Refer to Part II – Item 8 – Financial Statements – Note 1 – Accounting Policies and Estimates – Stock-Based Compensation in our Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(3)

The stock option grants awarded to Joseph K. Belanoff, M.D. and Robert L. Roe, M.D., are each comprised of 2 parts. One-half of the shares of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) is a service-based award that vests pro rata over a four-year period at the rate of 2.0834% on the monthly anniversary of the date of grant, until fully vested. The remaining one-half of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) will vest in its entirety upon the occurrence of the approval of the NDA for our Company’s first product by the FDA. The grant date fair value for these performance grants are $455,000 for the 500,000 share performance award to Dr. Belanoff and $182,000 for the 200,000 share performance award to Dr. Roe.

(4)

The stock option grants awarded to Ms. LeDoux is a service-based award that vests pro rata over a four-year period at the rate of 2.0834% on the monthly anniversary of the date of grant, until fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes unexercised options that have not vested and related information for each of our named executive officers as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Joseph K. Belanoff, M.D.	666,688	(3)	333,312	(3)	—		$1.50	4/16/2017
	93,753	(4)	406,247	(4)	500,000	(4)	$1.19	3/26/2019

Caroline M. Loewy	216,673	(2)	583,327	(2)	—		$1.02	11/28//2018

Robert L. Roe, M.D.	10,000	(1)	—		—		$0.10	10/1/2010
	100,000	(1)	—		—		$7.00	11/23/2013
	96,820	(1)	3,180	(1)	—		$4.82	2/10/2015
	46,876	(2)	3,124	(2)	—		$4.95	3/2/2016
	466,681	(3)	233,319	(3)	—		$1.50	4/16/2017
	37,501	(4)	162,499	(4)	200,000	(4)	$1.19	3/26/2019

Anne M. LeDoux	17,500	(1)	—		—		$12.00	4/16/2014
	42,500	(1)	—		—		$7.73	10/6/2014
	12,769	(1)	2,231	(1)	—		$5.70	9/23/2015
	83,336	(3)	41,664	(1)	—		$1.50	4/16/2017
	23,438	(3)	101,562	(3)	—		$1.19	3/26/2019

(1)	The option vests at the rate of 20% at the first anniversary of the grant date and, thereafter, at the rate of 1.67% per month, until fully vested.

(2)	The option vests at the rate of 25% at the first anniversary of the grant date and, thereafter, at the rate of 2.0834% per month, until fully vested.

(3)	The option vests at the rate of 2.0834% per month until fully vested.

(4)

The stock option grants awarded to Joseph K. Belanoff, M.D. and Robert L. Roe, M.D., are each comprised of 2 parts. One-half of the shares of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) is a service-based award that vests prorata over a four-year period at the rate of 2.0834% on the monthly anniversary of the date of grant, until fully vested. The remaining one-half of each award (500,000 shares for Dr. Belanoff and 200,000 shares for Dr. Roe) will vest in its entirety upon the occurrence of the approval of the NDA for our Company’s first product by the FDA.

OPTION EXERCISES AND STOCK VESTED

None of our named executive officers exercised stock options during 2009. To date, no stock awards have been granted to any of our named executive officers.

PENSION BENEFITS

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance and Change in Control Agreements

We entered into Severance and Change in Control Agreements with each of our named executive officers: Joseph K. Belanoff, M.D., Chief Executive Officer; Robert L. Roe, M.D., President; Caroline M. Loewy, our Chief Financial Officer, and Anne M. LeDoux, Vice President and Controller (Chief Accounting Officer). The terms of the agreements are identical. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for such 12-month period. In addition, the agreements provide for the full vesting of all outstanding equity awards in the event the executive employment is terminated without cause or for good reason within 18 months following a change in control. The receipt of any severance will be subject to the executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to us within 60 days following executive’s termination of employment. No severance will be paid or provided until the separation agreement and release of claims becomes effective.

The following table reflects compensation payable to each named executive officer under a change in control or various employment termination events. The amounts shown below assume that (i) a change in control of our company or (ii) each named executive officer terminated employment with our company, was effective as of December 31, 2009, and estimates the value to the named executive officer as a result of each triggering event.

Name	Benefit	Termination Without Cause	Involuntary Termination Other Than for Death, Disability or Cause Within 18 Months of Change in Control
Joseph K. Belanoff, M.D.	Base Salary	$440,272	$440,272
	Accelerated Vesting, of Stock Options(1)	—	$1,867,572	(2)
	Health Benefit	$22,892	$22,892

	Total	$463,164	$2,330,736

Caroline M. Loewy	Base Salary	$300,000	$300,000
	Accelerated Vesting, of Stock Options(1)	—	$1,026,656	(2)
	Health Benefit	$20,246	$20,246

	Total	$320,246	$1,346,902

Robert L. Roe, M.D.	Base Salary	$405,745	$405,745
	Accelerated Vesting, of Stock Options(1)	—	$875,022	(2)
	Health Benefit	$17,846	$17,846

	Total	$423,591	$1,298,613

Anne M. LeDoux	Base Salary	$214,240	$214,240
	Accelerated Vesting, of Stock Options(1)	—	$214,814	(2)
	Health Benefit	$28,009	$28,009

	Total	$242,249	$457,063

(1)	Assumes that the stock options were not assumed or substituted by the successor entity to our company or a parent or subsidiary of the successor entity.

(2)

For unvested options held by named executive officers as of December 31, 2009, the value ascribed to the change in control acceleration features under the Severance and Change in Control Agreements is calculated as follows:

a.	For option grants to these individuals where the closing stock price for our company’s common stock on the Nasdaq Capital Market as of December 31, 2009 had exceeded the exercise price of the option grant, the value of the acceleration benefit on change in control has been calculated as the difference between these factors multiplied by the number of unvested shares in each of these option awards as of that date.

b.	There is no value ascribed to any unvested shares for any option grants to these individuals where the exercise price of the option grant equaled or exceeded the closing stock price for our company’s common stock on the Nasdaq Capital Market as of December 31, 2009.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to the shares of our common stock that may be issued under all of our existing equity compensation plans, including the 2004 Equity Incentive Plan and the 2000 Stock Option Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(2)
Equity compensation plans approved by stockholders	7,346,636	$2.28	201,044	(1)(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	7,346,636	$2.28	201,044

(1)	Represents shares of common stock remaining available for future issuance under our 2004 Equity Incentive Plan as of December 31, 2009.

(2)

The 2004 Equity Incentive Plan contains an “evergreen” provision that allows for increases on the first business day of each fiscal year beginning January 1, the lesser of an additional (i) 4,000,000 shares of our common stock, (ii) 4% of the outstanding shares of common stock on the immediately preceding December 31 or (iii) an amount determined by the Board. None of our other plans has an “evergreen” provision. On December 3, 2009, the Board authorized an “evergreen” increase in the shares available for grant under the 2004 Plan in the amount of 2,498,987 shares. This increase, which was effective on January 1, 2010, represented 4% of the shares of our common stock outstanding on December 31, 2009.

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2009, for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
James N. Wilson(2)	—	$716,000	(2)	$132,081	(2)	$848,081
Joseph K. Belanoff, M.D.(3)	—	—		—		—
Allen Andersson(5)	$6,675	—		—		$6,675
G. Leonard Baker, Jr.(4)	$15,000	$21,738		—		$36,738
Joseph C. Cook, Jr.(4)	$25,000	$21,738		—		$46,738
Patrick G. Enright(4)	$25,000	$21,738				$46,738
James A. Harper(4)	$15,000	$21,738		—		$36,738
David L. Mahoney(4)	$25,000	$36,230		—		$61,230
Edward E. Penhoet, Ph.D.(4)(6)	$15,000	$21,738		—		$36,738

(1)

Amounts shown do not reflect compensation actually received by the directors or the actual value that may be recognized by the directors with respect to these awards in the future. Instead, the amounts shown represent the grant date fair value of the awards. The relevant assumptions used to calculate the value of the option awards are set forth under Part II – Item 8 – Financial Statements – Note 1 – Accounting Policies and Estimates – Stock-Based Compensation in our Annual Report on Form 10-K.

(2)

Mr. Wilson is an employee director. He receives compensation in his role as an employee providing advice and business insight. The entire amount shown as Other Compensation for Mr. Wilson is salary paid in regard to his services as an employee. He receives no additional compensation in his capacity as a director. During 2009, Mr. Wilson was granted an option for 400,000 shares that vests prorata over a four-year period at the rate of 2.0834% on the monthly anniversary of the date of grant, until fully vested. Including this grant, Mr. Wilson had been granted option awards totaling 650,000 shares as of December 31, 2009.

(3)

Dr. Belanoff is a full time employee and a named executive officer and is compensated in that capacity. He receives no additional compensation in his capacity as a director. Dr. Belanoff is a named executive officer. See “Outstanding Equity Awards At Fiscal Year-End” table above for the aggregate number of shares represented by option awards outstanding that have been granted to Dr. Belanoff.

(4)

During 2009, Mr. Mahoney, as chairman of the Audit Committee, was granted an option for 50,000 shares. Messrs Baker, Cook, Enright, Harper and Penhoet were each granted an award for 30,000 shares. All of these awards vest prorata over a one-year period at the rate of 8.3334% on the monthly anniversary of the date of grant, until fully vested. Including these grants, the following are the aggregate number of shares represented by option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2009, the last day of the 2009 fiscal year: Mr. Baker: 90,000; Mr. Cook: 135,000; Mr. Enright: 100,000; Mr. Harper: 120,000; and Mr. Mahoney: 180,000. Dr. Penhoet’s aggregate options are discussed below.

(5)	The term on the Board for Mr. Andersson was completed in June 2009 at the time of our annual meeting. As of December 31, 2009, Mr. Andersson had no option awards outstanding.

(6)

Dr. Penhoet resigned from our Board of Directors, effective January 5. 2010, due to time pressures from his appointment as a member of President Obama's Council of Advisors on Science and Technology. Mr. Penhoet had originally been granted option awards for a total of 100,000 shares, which represented his aggregate outstanding options as of December 31, 2009. As of the date of his resignation, the rights to exercise 41,250 shares had vested and the unvested portions of the option awards were cancelled. Dr. Penhoet exercised his vested options on April 5, 2010.

Non-employee directors receive a director fee from us for their services as members of the Board in the amount of $15,000 per year. Members of the Audit Committee receive an additional $10,000 per year. New directors receive an initial stock option grant of 70,000 shares of our common stock in connection with their initial election to the Board. The initial director options will vest with respect to 25% of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.0834% per month, until fully vested. Non-employee directors who are reelected at the Annual Shareholder Meeting each receive a stock option grant that vests over the one year term as director at the rate of 8.3334% per month from the date of the Annual Meeting until fully vested. The chairmen of the Audit Committee and the Compensation Committee may each receive an additional grant of our common stock with a similar one-year vesting provision. The amounts of the annual grants are determined each year.

During 2009, the chairman of the Audit Committee received a stock option grant for 50,000 shares of our stock and all other non-employee directors that were reelected in June 2009 received grants of 30,000 shares of our common stock. Directors are reimbursed for certain expenses in connection with attending Board and committee meetings.

We entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board of Directors. The agreement with Mr. Wilson provides that if his employment or service on the Board terminates involuntarily without cause or good reason within 18 months of a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson will only receive severance under this agreement if he signs and does not revoke a separation agreement and release of claims in a form reasonably acceptable to our Company within 60 days following termination of employment. No severance will be provided to Mr. Wilson until the separation agreement and release of claims becomes effective.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors, or Compensation Committee, has furnished this report on executive compensation. None of the members of the Compensation Committee is currently our officer or employee and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating our compensation plans, policies and programs and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for filing with the SEC and in this Proxy Statement.

COMPENSATION COMMITTEE
G. LEONARD BAKER, JR., CHAIRMAN
JAMES A. HARPER
DAVID L. MAHONEY

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2009 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by the relevant auditing standards;

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable standards regarding Ernst and Young LLP’s communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP their independence, and concluded that the non-audit services, if any, performed by Ernst & Young LLP are compatible with maintaining their independence;

•	reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year;

•	reviewed the disclosures regarding the Company’s system of internal controls required to be contained in the Company’s Form 10-K;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee has also retained Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to stockholder ratification in Proposal 2 in this Proxy Statement for the Company’s 2010 Annual Meeting.

AUDIT COMMITTEE

DAVID L. MAHONEY, CHAIRMAN

JOSEPH C. COOK, JR.

PATRICK G. ENRIGHT

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

Fees for audit services totaled approximately $417,000 in 2009 and $447,000 in 2008, including fees for professional services provided in connection with the annual audit of our company’s financial statements and review of our quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees, Tax Fees, and All Other Fees

There were no fees paid to our principal accounting firm during 2009 or 2008 for any of these services.

Pre-approval of audit-related and non-audit services

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the Chairman shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors, each to serve for a one-year term until the annual meeting of stockholders in 2011 and until their successors are qualified and elected. The independent members of the Board have selected, and the Board has unanimously nominated, G. Leonard Baker, Jr., Joseph K. Belanoff, M.D., Joseph C. Cook, Jr., Patrick G. Enright, James A. Harper, David L. Mahoney and James N. Wilson for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for the nominees at the Annual Meeting. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of the nominees as listed above.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of the nominees as listed above.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their discretion.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal to be brought before the 2011 Annual Meeting of Stockholders must be delivered to the Secretary of our Company at our principal executive offices not earlier than December 22, 2010 (one hundred fifty (150) days), and not later than January 21, 2011 (one hundred twenty (120) days), prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. Our Amended and Restated Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the 150th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees. A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Secretary upon written request.

In addition, pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals for inclusion in the proxy statement of the Board of Directors for the 2011 Annual Meeting of Stockholders must be received by us at 149 Commonwealth Drive, Menlo Park, California 94025, on or before January 21, 2011. If we are not notified by January 21, 2011 of a proposal to be brought before the 2011 Annual Meeting by a stockholder, then proxies held by management provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Robert L. Roe, M.D.
Robert L. Roe, M.D.
President and Secretary

Menlo Park, California

May 14, 2010

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR YOU CAN COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CORCEPT THERAPEUTICS INCORPORATED

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE

As a stockholder of Corcept Therapeutics Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 22, 2010.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when

you access the above website. Follow

the prompts to vote your shares.

OR

Vote Your proxy by Phone:

Call 1 (866) 894-0537

Use any touch-tone telephone to vote

your proxy. Have your proxy card

available when you call. Follow the

voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card,

then detach it, and return it in the

postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

1. To elect seven directors, to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

01 G. Leonard Baker, Jr. 05 James A. Harper

02 Joseph K. Belanoff, M.D. 06 David L. Mahoney

03 Joseph C. Cook, Jr. 07 James N. Wilson

04 Patrick G. Enright

FOR All nominees listed (except as indicated below)

WITHHOLD AUTHORITY to vote (as to all nominees)

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Please mark your votes like this X

FOR AGAINST ABSTAIN

PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date: , 2010.

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 23, 2010 The 2010 Proxy Statement and our 2009 Annual Report are available at http://www.corcept.com/proxymaterials/2010

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

CORCEPT THERAPEUTICS INCORPORATED PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2010

The undersigned hereby appoints Joseph K. Belanoff, M.D., Caroline Loewy and James N. Wilson or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Corcept Therapeutics (the “Company”) to be held on June 23, 2010 at 10:00 a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

The Board recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

(Continued, and to be marked, dated and signed, on the other side)